Exhibit 10.51

CHICO’S FAS, INC.
AMENDED AND RESTATED 2012 OMNIBUS STOCK AND INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT
NON-EMPLOYEE DIRECTOR AND INTERIM CEO

This Restricted Stock Agreement (this “Restricted Stock Agreement”) is effective as of April 24, 2019 (the “Grant Date”), and is entered into between Chico’s FAS, Inc., a Florida corporation (the “Company”), and Bonnie Brooks (the “Director”).

WHEREAS, the Board of Directors of the Company (the “Board”) is authorized to make grants of Restricted Stock under the Company’s Amended and Restated 2012 Omnibus Stock and Incentive Plan (the “Plan”);

WHEREAS, prior to the Grant Date, the Board approved the grant of Restricted Stock, pursuant to the Plan, to the Director on the Grant Date, in conjunction with her agreement to expand her role with the Company by serving as a non-employee interim President and CEO of the Company (the “Interim Position”) on a temporary basis until the Board appoints a new President and CEO of the Company (a “Successor CEO”);

WHEREAS, the Board’s approval is subject to the Director serving in the Interim Position and as a director of the Company on the Grant Date.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth below, the parties hereto agree as follows:

1.    Grant of Restricted Stock. The Company hereby grants to the Director all right, title and interest in the record and beneficial ownership of 203,252 shares of common stock, $.01 par value per share, of the Company (“Common Stock”) subject to the provisions of this Restricted Stock Agreement (the “Restricted Stock”). The Restricted Stock is granted pursuant to the Plan and is subject to the provisions of the Plan, which is hereby incorporated herein and is made a part hereof, as well as the provisions of this Restricted Stock Agreement. The Director agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and this Restricted Stock Agreement. To the extent the terms of the Plan and this Restricted Stock Agreement are in conflict, the terms of the Plan shall govern. All capitalized terms have the meanings set forth in the Plan unless otherwise specifically provided in this Restricted Stock Agreement. All references to specified paragraphs pertain to paragraphs of this Restricted Stock Agreement unless otherwise specifically provided.

2.    No Transfer of Nonvested Shares. During the period that any shares of Restricted Stock are nonvested under this Restricted Stock Agreement, such nonvested shares shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, other than by will, the laws of descent and distribution, by qualified domestic relations order or as expressly provided in Paragraph 3 or pursuant to a beneficiary designation made under the Plan. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the Director.

3.    Custody of Restricted Stock. The shares of Restricted Stock will be issued in the name of the Director and delivered electronically to the Plan Administrator as escrow agent (the “Escrow Agent”), and will not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered unless and until the expiration of the Restriction Periods set forth in Paragraph 5 or the occurrence of any of the events contemplated by Paragraphs 6(b), 6(c), 6(d) or 6(e). Notwithstanding the foregoing, while such restrictions remain in effect, the Director may transfer the shares of Restricted Stock to a trust created by such Director for the benefit of the Director and the Director’s family as part of the Director’s estate planning program, provided that prior to any such transfer, (a) the Director must submit to the Company a legal opinion of the Director’s counsel, satisfactory to the Board, that the transfer to such trust and the holdings of the shares of Restricted Stock by such trust shall have no adverse tax or securities law consequences for the Company and (b) the trust must execute and deliver to the Company a joinder to this Restricted Stock Agreement, satisfactory to the Board, which shall, among other things, acknowledge the terms of the grant of the Restricted Stock and the restrictions on transfer of the shares of Restricted Stock imposed and established pursuant to the terms of this Restricted Stock Agreement and the Plan, and the trust must continue the deposit of the shares of Restricted Stock with the Escrow Agent and deposit with the Escrow Agent a stock power endorsed in blank by the trustee on behalf of the trust. The Company may instruct the transfer agent for its Common Stock to reflect in its records the restrictions on transfer set forth in this Restricted Stock Agreement and the Plan. No shares of Restricted Stock will be delivered by the Escrow Agent to the Director as provided in Paragraph 7 unless and until the shares of Restricted Stock have vested and all other terms and conditions in this Restricted Stock Agreement and the Plan have been satisfied.
4.    Risk of Forfeiture. Subject to Paragraphs 6(b), 6(c), 6(d) and 6(e), should the Director’s service from the Interim Position terminate before appointment of a Successor CEO or, following the appointment of a Successor CEO, should the Director’s service terminate as a director of the Company, in each event prior to the end of any Restriction Period set forth in Paragraph 5, the Director shall forfeit the nonvested Restricted Stock that would otherwise have vested at the end of any such Restriction Period. The Director hereby appoints the Escrow Agent with full power of substitution, as the Director’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Director, to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to electronically transfer such nonvested shares of Restricted Stock to the Company upon such forfeiture.
5.    Vesting Dates. Subject to the forfeiture and accelerated vesting provisions in Paragraphs 4 and 6, the restrictions applicable to the Restricted Stock will lapse in accordance with the following Restriction Periods: (i) the restrictions as to one-third of the Restricted Stock will lapse on April 24, 2020; (ii) the restrictions as to an additional one-third of the Restricted Stock will lapse on April 24, 2021; and (iii) the restrictions as to the remaining one-third of the Restricted Stock will lapse on April 24, 2022. The restrictions applicable to the Restricted Stock will lapse only in whole share increments, with any fractional shares being combined and included with the third tranche if the combined fractional shares equal one (1) share but included one (1) share each with the second tranche and third tranche if the combined fractional shares equal two (2) shares.
6.    Termination of Service; Change in Control. The Director’s voluntary or involuntary termination of service from the Interim Position or as a director of the Company, retirement, death or disability, or the occurrence of a Change in Control, shall affect the Director’s rights under this Restricted Stock Agreement as follows:
a.    Voluntary Termination or Termination for Cause. Unless Paragraph 6(c) or 6(e) applies, if (i) the Director voluntarily terminates her service in the Interim Position before appointment of a Successor CEO or, following the appointment of a Successor CEO, voluntarily terminates service as a director of the Company or refuses or declines to stand for re-election as part of a Board-nominated slate of directors or (ii) the Director’s service in the Interim Position or, following the appointment of a Successor CEO, service as a director of the Company is terminated by the Company for cause, in each event prior to the last day of a Restriction Period, then the Director shall forfeit any nonvested Restricted Stock as of the date the Director’s service in the Interim Position or as a director of the Company, as applicable, terminates (the “Termination Date”).
b.    Termination Without Cause. Unless Paragraph 6(c) applies, if the Director’s service (i) in the Interim Position is terminated by the Company other than for cause and other than due to the appointment of a Successor CEO or (ii) as a director of the Company is involuntarily terminated other than for cause (including by the Company other than for cause or due to not being re-elected when the Director is willing to serve) , in each event prior to the last day of a Restriction Period, then as of the Termination Date such number of shares of nonvested Restricted Stock equal to the Accelerated Portion shall fully vest, all restrictions (other than those described in Paragraph 10) applicable to the Accelerated Portion of the nonvested Restricted Stock shall terminate, the Company shall release from escrow or trust and shall deliver the Accelerated Portion of the nonvested Restricted Stock as provided in Paragraph 8 and the Director shall forfeit all shares of the nonvested Restricted Stock in excess of the Accelerated Portion. For these purposes, the “Accelerated Portion” shall be equal to the number of shares (rounded up or down to the nearest whole share) which is the product of (i) a fraction, the numerator of which is the number of months (which may not be a whole number) elapsed beginning on the Grant Date and ending on the Termination Date and the denominator of which is the total number of months beginning on the Grant Date and ending on the last day of the last Restriction Period, multiplied by (ii) the total number of shares of nonvested Restricted Stock immediately prior to the Termination Date.
c.    Change in Control. If a Change in Control shall occur prior to the Termination Date, then all shares of the nonvested Restricted Stock shall fully vest, all restrictions (other than those described in Paragraph 10) applicable to such Restricted Stock shall terminate and the Company shall release from escrow or trust and shall deliver to the Director all shares of the Restricted Stock, as provided in Paragraph 7 as of the Change in Control, but only if either: (i) the successor company does not assume, convert, continue, or otherwise replace the Restricted Stock on proportionate and equitable terms or (ii) if the successor company does assume, convert, continue, or otherwise replace the Restricted Stock on proportionate and equitable terms and the Director’s service as a director is involuntarily terminated other than for cause (including by the Company other than for cause or due to not being re-elected when the Director is willing to serve) on or within twenty-four (24) months following the Change in Control.

d.    Death or Disability. If the Director’s service in the Interim Position or as a director of the Company is terminated by death or due to disability, then as of the Termination Date all shares of the nonvested Restricted Stock shall fully vest, all restrictions (other than those described in Paragraph 10) applicable to such Restricted Stock shall terminate and the Company shall release from escrow or trust and shall deliver to the Director or the Director’s personal representative, if applicable, or in the case of death, to the person or persons to whom the Director’s rights under this Restricted Stock Agreement shall pass by will or by the applicable laws of descent and distribution, all shares of the Restricted Stock as provided in Paragraph 7. The Board’s determination in good faith regarding whether a termination of service from the Interim Position or as a director of the Company has occurred due to disability shall be conclusive and determinative.
e.    Retirement. If the Director’s service as a director of the Company is terminated by retirement prior to the last day of a Restriction Period, then as of the Termination Date, such number of shares of nonvested Restricted Stock equal to the Accelerated Portion shall fully vest, all restrictions (other than those described in Paragraph 10) applicable to the Accelerated Portion of the nonvested Restricted Stock shall terminate, the Company shall release from escrow or trust and shall deliver to the Director the Accelerated Portion of the nonvested Restricted Stock as provided in Paragraph 7 and the Director shall forfeit all shares of the nonvested Restricted Stock in excess of the Accelerated Portion. For these purposes, the “Accelerated Portion” shall be equal to the number of shares which is the product of (i) a fraction, the numerator of which is the number of months (which may not be a whole number) elapsed beginning on the Grant Date and ending on the Termination Date and the denominator of which is the total number of months beginning on the Grant Date and ending on the last day of the last Restriction Period, multiplied by (ii) the total number of shares of nonvested Restricted Stock immediately prior to the Termination Date. For these purposes, the Director’s service as a director of the Company will be considered to be terminated by “retirement” if the Director has (i) reached age 55, (ii) the Director’s combined age and years of service with the Company as a director is equal to 65 or greater, and (iii) the Board consents to the Director’s termination as a retirement. Notwithstanding any other provision of this Paragraph 6(e), no accelerated vesting shall occur if the Director retires while serving in the Interim Position.
7.    Issuance and Delivery of Shares; Ownership Rights.
a.    Issuance and Delivery of Shares. Once vested, the shares of vested Restricted Stock will be delivered to the Director via electronic delivery to the Director’s account with the Company’s stock plan administrator and will be freely transferable by the Director. The Board may change the procedure for issuance and delivery of shares of vested Restricted Stock at any time. Notwithstanding any other provision of this Restricted Stock Agreement, the issuance and delivery of the shares of Common Stock under this Paragraph 7 shall be subject to the requirements of Paragraph 10, including restrictions on transfer as provided therein to the extent applicable.
b.    Ownership Rights. During the Restriction Periods, the Director may exercise full voting rights with respect to the Restricted Stock. During the Restriction Periods, dividends with respect to the Restricted Stock that are paid in cash shall be paid to the Director at the same time as they are paid to other shareholders of the Company and shall not be subject to any restrictions under this Restricted Stock Agreement. Subject to Paragraph 10, during the Restriction Periods, all dividends and other distributions with respect to the Restricted Stock that are paid in Common Stock or other securities of the Company shall be (i) issued in the name of the Director and delivered electronically to the Escrow Agent, (ii) subject to the same restrictions on transferability, forfeiture, and vesting as the Restricted Stock with respect to which they were paid and (iii) delivered via electronic delivery to the Director’s account with the Company’s stock plan administrator and become freely transferable by the Director when and only to the extent the underlying shares of Restricted Stock have vested.
8.    Reorganization of Company and Subsidiaries. The existence of this Restricted Stock Agreement shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Restricted Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
9.    Adjustment of Shares. In the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events involving the Company (“Recapitalization Events”), then for all purposes references herein to Common Stock or to Restricted Stock shall mean and include all securities or other property (other than cash) that holders of Common Stock of the Company are entitled to receive in respect of Common Stock by reason of each successive Recapitalization Event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Restricted Stock.
10.    Certain Restrictions. By accepting the Restricted Stock, the Director agrees that if at the time of delivery of the shares of Restricted Stock issued hereunder any sale of such shares is not covered by an effective registration statement filed under the Securities Act of 1933 (the “Act”), the Director will acquire the Restricted Stock for the Director’s own account and without a view to resale or distribution in violation of the Act or any other securities law, and upon any such acquisition the Director will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with the Act or any other securities law or with this Restricted Stock Agreement.
11.    Confidentiality. By accepting the Restricted Stock, the Director agrees that the Director will not use or disclose the Company's and/or its subsidiaries’ Confidential Information, except in the faithful performance of the Director's duties for the Company. For purposes of this Restricted Stock Agreement, Confidential Information includes trade secrets and other confidential and proprietary information and materials pertaining to, among other things: (a) designs (including garment and fabric) and fashion trends; (b) sourcing, manufacturing, merchandising, licensing and supply chain processes, techniques and plans; (c) advertising, marketing and promotional plans; (d) technical and business strategies and processes; (e) sales, revenues, profits, margin, expenses, and other financial information; (f) relationships between the Company and its customers, its vendors and its employees; (g) customers' personal identifying information; (h) stores and real estate, including expansion and relocation plans; (i) store operations, including policies and procedures; (j) compensation, benefits, performance history and other information relating to Company's and/or its subsidiaries’ employees; and (k) acquisitions, mergers, divestitures, and agreements regarding franchising and distribution. Confidential Information does not include information that is, or becomes, generally known within the industry or generally available to the public (unless through the Director's improper disclosure). The purpose of this provision is to protect the Company’s and/or its subsidiaries’ legitimate interest in maintaining the confidentiality of its private business information; accordingly, nothing herein is intended to or will be used in any way to limit the Director’s rights to communicate with a government agency, as provided for, protected under or warranted by applicable law.

12.    Noncompliance Reporting. By accepting the Restricted Stock, the Director agrees that if, at any time, the Director learns of information suggesting conduct by an officer or employee of the Company (including of the Company's subsidiaries) or a member of the Board that is unlawful, unethical, or constitutes a material violation of any Company policy, regardless of the source of such information, the Director will report promptly such information to the Company through any of the Company's internal mechanisms available for the reporting of such conduct such as, for instance, the Company's Ethics and Compliance Hotline. Nothing in this Restricted Stock Agreement is intended to or will be used in any way to limit the Director’s rights to communicate with a government agency, as provided for, protected under or warranted by applicable law.
13.    Amendment and Termination. No amendment or termination of this Restricted Stock Agreement which would impair the rights of the Director shall be made by the Board or the Plan Administrator at any time without the written consent of the Director. No amendment or termination of the Plan will adversely affect the right, title and interest of the Director under this Restricted Stock Agreement or to Restricted Stock granted hereunder without the written consent of the Director.
14.    No Guarantee of Continued Service as a Director. This Restricted Stock Agreement shall not confer upon the Director any right with respect to continuance of the Director’s service in the Interim Position or as a director of the Company or other service with the Company or any subsidiary, nor shall it interfere in any way with any right the Company or any subsidiary would otherwise have to terminate such Director’s service as a non-employee officer or director of the Company or other service at any time.
15.    No Guarantee of Tax Consequences. Neither the Company nor any subsidiary nor the Plan Administrator makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Restricted Stock Agreement.
16.    Entire Agreement. This Restricted Stock Agreement constitutes and contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior or contemporaneous oral or written agreements.
17.    Severability. In the event that any provision of this Restricted Stock Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Restricted Stock Agreement and this Restricted Stock Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

18.    Governing Law. This Restricted Stock Agreement shall be construed in accordance with the laws of the State of Florida to the extent federal law does not supersede and preempt Florida law.
19.    Electronic Delivery and Signatures. The Director hereby consents and agrees to electronic delivery of share(s) of Common Stock, Plan documents, proxy materials, annual reports and other related documents. If the Company establishes procedures for an electronic signature system for delivery and acceptance of Plan documents (including documents relating to any programs adopted under the Plan), the Director hereby consents to such procedures and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature. The Director consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan, including any program adopted under the Plan.

20.    Plan and Prospectus. A copy of the Plan, as well as a prospectus for the Plan, has been provided to the Director, and the Director acknowledges receipt thereof.
To evidence its grant of the Restricted Stock and the terms, conditions and restrictions thereof, the Company has signed this Restricted Stock Agreement as of the Grant Date. This Agreement shall not become legally binding unless the Director has accepted this Restricted Stock Agreement within thirty (30) days after the Grant Date by signing below. If the Director fails to timely accept this Restricted Stock Agreement, the grant of the Restricted Stock shall be cancelled and forfeited ab initio.

ACKNOWLEDGED AND ACCEPTED This 6 day of May, 2019. /s/ B. Brooks Director	CHICO’S FAS, INC. By: /s/ Greg Baker Greg Baker, Senior Vice President, General Counsel and Corporate Secretary

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